SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): January 31, 2017

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2989648 (IRS Employer Identification No.)
JFK INTERNATIONAL AIRPORT Terminal 4 - Room 262.089, Jamaica, NY 11430 (Address of principal executive offices) (718) 917-8052
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 31, 2017, Conrad Kalitta resigned as a Director of Baltia Air Lines, Inc. (the "Company"). Effective February 1, 2017, Barry B. Clare resigned as Vice President and Director of the Company. To the knowledge of the Company's executive officers, the resignations of Mr. Kalitta and Mr. Clare were not the result of any disagreement by either of them with the Company on any matter related to the Company's operations, policies or practices that led to their decision to resign.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
__February 2, 2017__	Baltia Air Lines, Inc. ____/s/ Anthony D. Koulouris___ / Anthony D. Koulouris, President